UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 21, 2007

First National Community Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	333-24121	23-2900790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 E. Drinker St., Dunmore, PA 18512

(Address of Principal Executive Offices

Registrant’s telephone number, including area code	(570) 346-7667

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On February 28, 1990, First National Community Bank and J. David Lombardi (President & Chief Executive Officer) entered into an Employment Agreement which provided certain benefits to the Bank and Mr. Lombardi. Such Agreement was later amended to include First National Community Bancorp, Inc. as a party to the Agreement. On May 16, 2007, the Corporation, the Bank and Mr. Lombardi agreed to waive all rights under the Employment Agreement. Mr. Lombardi's employment will continue on at "at-will" basis. The termination and release was effective May 16, 2007. A copy of the Termination and Release of Employment Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Termination and Release of Employment Agreement by and among J.David Lombardi, First National Community Bank and First National Community Bancorp, Inc. dated as of May 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

Date: May 21, 2007	By: /s/ William Lance
William S. Lance
Treasurer and
Principal Financial Officer

Exhibit Number	Description
10.1	Termination and Release of Employment Agreement by and among J.David Lombardi, First National Community Bank and First National Community Bancorp, Inc. dated as of May 16, 2007.